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                              AMENDMENT TO SUBLEASE

        THIS AMENDMENT TO SUBLEASE (the "Amendment") is dated January _____, 1998 and is made and entered into by and between KLA-TENCOR CORPORATION, a Delaware corporation ("Sublessor") and PATHNET, INC., a Delaware corporation (Sublessee").

        WHEREAS, Sublessor and Sublessee entered into a Sublease Agreement, dated October 16, 1997 (the "Sublease");

        WHEREAS, each of Sublessor and Sublessee desire to amend certain leases of the Sublease as more particularly set forth herein;

        NOW THEREFORE, for the mutual consideration hereinafter set forth, the parties hereto agree as follows:

        1. The Sublessor and the Sublessee hereby agree that, effective as of the date hereof, the Sublease is hereby amended as follows:

        (a) Section 6.1 is hereby amended to read in its entirety as follows:

                "6.1 Security Deposit. By January 22, 1998, Sublessee shall provide to Sublessor, as a security deposit (the "Security Deposit") a total of $15,000 in cash. Unless otherwise required by applicable law the Security Deposit shall not bear interest not shall Sublessor be required to keep such sum separate from its general funds. The Security Deposit shall be held by Sublessor for the balance of the Sublease Term, and applied or returned to Sublessor in Accordance with Article 6.2."

        (b) Section 6.1.1, Section 6.1.2, Section 6.1.3 and Section 6.1.4 are hereby deleted in their entirety.

        (c) Section 6.2 is hereby amended to read in its entirety as follows:

                "6.2 Uses of Security Deposit. The Security Deposit shall be held by Sublessor as security for Sublessee's faithful performance under this Sublease. If Sublessee fails to pay any Rent as and when due under this Sublease or otherwise fails to perform its obligations hereunder, than Sublessor may, at its option and without prejudice to any other remedy which Sublessor may have, apply, use or retain all or any portion of the Security Deposit toward the payment of delinquent Rent or for any less or damage sustained by. Sublessor due to such failure by Sublessee. Sublessee shall, upon demand, restore the Security Deposit to the original sum deposited. To the extent not otherwise applied by Sublessor, the


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                Security Deposit shall be returned to Sublessee within thirty
                (30) days after the Termination Date. In the event of bankruptcy or other debtor-creditor proceedings filed by or against Sublessee, such Security Deposit shall be deemed to be applied first to the payment of Rent due Sublessor for the period immediately prior to the filing of such proceedings."

        2. The undersigned parties hereby acknowledge that the Sublease, as amended hereby, remains in full force and effect and is hereby ratified and confirmed.

        IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this Amendment as of the date first above written.

        Sublessor:                     KLA-TENCOR CORPORATION

                                       By: /s/ LISA C. BERRY
                                          --------------------------------------
                                       Name: Lisa C. Berry
                                       Title: Vice President General Counsel

        Sublessee:                     PATHNET, INC.

                                       By: /s/ MICHAEL A. LUBIN
                                          --------------------------------------
                                       Name: Michael A. Lubin
                                       Title: Vice President and general counsel